                                                      [EXECUTION COPY]



                      AMENDMENT NO. 1 TO CREDIT AGREEMENT



               AMENDMENT dated as of March 20, 1996 among WESTERN ATLAS INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, CHEMICAL BANK, CIBC INC., NATIONSBANK OF TEXAS, N.A., UNION BANK OF SWITZERLAND, LOS ANGELES BRANCH, and WELLS FARGO BANK, N.A., as Co-Agents.


                             W I T N E S S E T H :


               WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of December 22, 1994 (the "Agreement"); and

               WHEREAS, the parties hereto desire to amend the Agreement as set forth below:

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

               SECTION 2. Amendment of the Agreement. The Agreement is hereby amended as follows:

               (a) The following new definition is added to Section 1.01 in its appropriate alphabetical position:



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                     "PetroAlliance" means PetroAlliance Services
               Company Limited, a Cyprus limited liability company.

               (b) The definition of Consolidated Subsidiary is hereby amended by the addition of the following proviso thereto:

               provided that PetroAlliance shall not be deemed a Consolidated Subsidiary.

               (c) The definition of Subsidiary is hereby amended by the addition of the following proviso thereto:

               provided that PetroAlliance shall not be deemed a Subsidiary.

               (d) Clause (ii) of the definition of Intangible Assets is amended to read as follows:

                     (ii) all investments in unconsolidated Subsidiaries and, to the extent the same exceed $10,000,000 in aggregate amount, all direct and indirect investments in PetroAlliance and all equity investments in other Persons which are not Subsidiaries (other than investments in readily marketable securities) and

               (e) The definition of Termination Date is amended to read as follows:

                     "Termination Date" means December 22, 2000
               (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

               SECTION 3. Pricing Schedule. The Agreement is further amended by replacing the existing Pricing Schedule with the attached Pricing Schedule.

               SECTION 4.  Changes in Commitments.  With effect from and

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including the date this Amendment becomes effective in accordance with
Section 6 hereof, the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 of the Agreement. Any Bank whose commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Section 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

               SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                 WESTERN ATLAS INC.



                                 By:

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                                       Title:

Commitments

$46,750,000                      MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK


                                 By:
                                     Title:


$31,170,000                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION



                                 By:
                                     Title:


$31,170,000                      THE BANK OF NEW YORK



                                 By:
                                     Title:


$31,170,000                      CHEMICAL BANK



                                 By:
                                     Title:



$31,170,000                      CIBC INC.



                                 By:
                                     Title:


$31,170,000                      NATIONSBANK OF TEXAS, N.A.


                                       Page 4
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                                 By:
                                     Title:


$31,170,000                      UNION BANK OF SWITZERLAND,
                                 Los Angeles Branch



                                 By:
                                     Title:

                                 By:
                                     Title:


$31,170,000                      WELLS FARGO BANK, N.A.


                                 By:
                                     Title:


$20,780,000                      CREDIT SUISSE



                                 By:
                                     Title:


$20,780,000                      DRESDNER BANK AG


                                 By:
                                     Title:

                                 By:
                                     Title:

$20,780,000                      MELLON BANK, N.A.



                                 By:
                                     Title:


$20,780,000                      NBD BANK



                                       Page 5
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                                 By:
                                     Title:


$20,780,000                      TORONTO DOMINION (TEXAS), INC.



                                 By:
                                     Title:


$15,580,000                      BANK OF HAWAII



                                 By:
                                     Title:


$15,580,000                      THE NORTHERN TRUST COMPANY



                                 By:
                                     Title:


$-0-                             FIRST INTERSTATE BANK OF CALIFORNIA



                                 By:
                                     Title:

Total Commitments

$400,000,000


                               PRICING SCHEDULE

               The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable



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row under the column corresponding to the Status that exists on such day:


                     Level   Level   Level   Level   Level   Level   Level
      Status           I      II      III     IV       V      VI      VII
Euro-Dollar Margin   .08%    .12%    .16%    .20%    .275%   .325%   .50%
CD Margin            .205%   .245%   .285%   .325%   .40%    .45%    .625%
Facility Fee Rate    .07%    .08%    .09%    .10%    .125%   .175%   .25%

               For purposes of this Schedule, the following terms have the following meanings:

               "D&P" means Duff & Phelps Credit Rating Co.

               "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated AA-/Aa3 or higher by at least two Rating Agencies.

               "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A+/A1 or higher by at least two Rating Agencies and (ii) Level I Status does not exist at such date.

               "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A-/A3 or higher by at least two Rating Agencies and (ii) neither Level I Status nor Level II Status exists at such date.

               "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status or Level III Status exists at such date.


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               "Level V Status" exists at any date if, at such date, (i) the
Borrower's long-term debt is rated BBB/Baa2 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists at such date.

               "Level VI Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.

               "Level VII Status" exists at any date, if at the close of business on such date, none of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI exists.

               "Moody's" means Moody's Investors Service, Inc., and its successors.

               "Rating Agencies" means D&P, Moody's and S&P.

               "S&P" means Standard & Poor's Ratings Group, and its successors.

               "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

               The credit ratings to be utilized for purposes of determining a Status hereunder are those assigned to the senior unsecured long-term debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; provided that if at any time the Borrower's senior unsecured long-term debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Status shall be determined based on a rating one category higher than the lower of such two



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ratings (e.g., if the S&P rating is A+, the Moody's rating is Baa1 and there is no D&P rating, then Level III Status shall exist); provided further that if at any time the Borrower's senior unsecured long-term debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Status shall be Level VII Status. The rating in effect at any date is that in effect at the close of business on such date.


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